UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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OraSure Technologies, Inc.
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Investor Contact:                        Media Contact:
Jason Plagman                            Amy Koch
VP, Investor Relations                        Director, Corporate Communications
investorinfo@orasure.com                    media@orasure.com

OraSure Technologies Confirms Receipt of Director Nominations from Altai Capital

No Shareholder Action Required at This Time

BETHLEHEM, PA, January 15, 2026 (GLOBE NEWSWIRE) -- OraSure Technologies, Inc. (“OraSure” and “OTI”) (NASDAQ: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today confirmed that Altai Capital (“Altai”) has nominated two candidates, including the fund’s founder Rishi Bajaj, to stand for election to the Company’s Board of Directors (the “Board”) at its 2026 Annual Meeting of Stockholders.

As previously announced, OraSure’s Board has engaged extensively with Altai Capital. The Board interviewed Mr. Bajaj for potential service on the Board and ultimately decided to appoint an alternative candidate to serve as a director at OraSure. Since that time, Altai has not accepted the Board’s offers to make certain of its directors available to engage further.

OraSure maintains a strong, independent, and engaged Board. We continually assess our Board composition, and as a result our Board has undergone significant refreshment, bringing in industry perspectives and executive-level experience to provide oversight as management drives growth and value creation. Since 2022, seven directors have departed the Board, and we have added three new, highly qualified independent directors, including the addition of accomplished healthcare investor Steven K. Boyd in October 2025. The Board also appointed John P. Kenny, who has served as a director since September 2024, as its Chair in October 2025.

The Nominating and Corporate Governance Committee and OraSure’s Board will review Altai’s nominations, and the Board will present its recommendation in the Company’s definitive proxy statement to be filed with the Securities and Exchange Commission and mailed to stockholders eligible to vote at the Company’s 2026 Annual Meeting of Stockholders, which has not yet been scheduled. OraSure shareholders are not required to take any action at this time.

Evercore is serving as financial advisor, Goodwin Procter LLP is serving as legal advisor, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to OraSure.

About OraSure Technologies, Inc.
OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OTI improves access,

quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OTI’s portfolio of products is sold globally to clinical laboratories, hospitals, physicians’ offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information, please visit www.orasure.com

Forward-Looking Statements
This press release contains information that may constitute forward-looking statements, including with respect to OraSure’s board of directors, OraSure’s business strategy, and other matters. Forward-looking statements are not guarantees of future performance or results. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” and related discussions in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

Important Additional Information
OraSure intends to file a proxy statement and a white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”)).  STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings.

Participant Information
The Company, each of its directors (Carrie Eglinton Manner (Chief Executive Officer), Nancy J. Gagliano, M.D., M.B.A., John P. Kenny, Lelio Marmora, Robert W. McMahon, David J. Shulkin, M.D. and Steven Kyle Boyd) and one of its executive officers in addition to Ms. Eglinton Manner (Kenneth J. McGrath, Chief Financial Officer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Executive Officers,” “Election of Directors,” “Compensation Discussion and Analysis,” and “Director Compensation,” and “Stock Ownership of Certain Beneficial Owners and Management” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC on March 27, 2025 and December 19, 2025 for Mr. Kenny (available here and here); May 15, 2025 for, Mr. Shulkin (available here), Mr. Marmora (available here), Mr. McMahon (available here), Ms. Gagliano (available here), and Mr. Kenny (available here); June 5, 2025 for Ms. Eglinton Manner (available here); June 25, 2025 for Mr. Kenny (available here); August 4, 2025 for Mr. McMahon (available here); August 11, 2025 for Mr. McGrath (available here); September 26, 2025 for Mr. Kenny (available here); and December 2, 2025 for Mr. Boyd (available here and here) and Ms. Gagliano (available here). Such filings are also available on the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings. Updated information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting.